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                      FORM OF REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of March 2, 2001, by and between MagneTek, Inc., a Delaware corporation (the "COMPANY"), each person whose name and address are set forth in SCHEDULE I attached hereto (each an "INVESTOR" and together the "INVESTORS").


                                    RECITALS

     WHEREAS, the Investors were each holders of shares of the capital stock of ADS Power Resource, Inc., a Texas corporation ("ADS");

     WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of March 2, 2001 by and among the Company, ADS, ADS Acquisition Company, Inc. ("ADS ACQUISITION") and the Investors (the "MERGER AGREEMENT"), at the Effective Time (as defined in the Merger Agreement) each Investor became a holder of shares of the common stock, par value $0.01 per share, of the Company ("COMMON STOCK"); and

     WHEREAS, in connection with entering into the Merger Agreement, the Company agreed to grant the Investors certain registration rights with respect to the shares of Common Stock issued to the Investors at the Effective Time pursuant to the Merger Agreement.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1.   DEFINITIONS

     The following terms, as used herein, shall have the following meanings:

     "COMMISSION" means the Securities and Exchange Commission.

     "DEMAND REGISTRATION RIGHTS" means the rights of the Rights Holders to have their Registrable Shares registered on the terms and conditions of this Agreement pursuant to a Registration Statement under the Securities Act that is filed by the Company as contemplated in Section 2.02 of this Agreement.

     "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as they each may, from time to time, be in effect.

     "MERGER" means the merger of ADS with and into ADS Acquisition.

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     "MERGER SHARES" means the aggregate number of shares of Common Stock received by the Investors in the Merger pursuant to the Merger Agreement in exchange for the shares of ADS capital stock (calculated and allocated as provided in the Merger Agreement) that were outstanding at the Effective Time.

     "RIGHTS HOLDERS" means the Investors during such time as they hold Registrable Shares, and any persons or entities to whom the rights granted under this Agreement are transferred in accordance with Section 12 hereof.

     "REGISTRABLE SHARES" means:

          (a) the Merger Shares; and

          (b) any other securities issued in respect of the Merger Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events);

PROVIDED, HOWEVER, that shares which are Registrable Shares shall cease to be Registrable Shares:

          (i) upon any sale or other transfer of such shares pursuant to a Registration Statement or Rule 144 under the Securities Act or any similar provision then in force; or

          (ii) if such shares are capable of being distributed pursuant to Rule 144 under the Securities Act subject only to volume limitations; or

          (iii) upon any sale or transfer to a person or entity to which, pursuant to Section 12 of this Agreement, the rights provided by this Agreement are not transferable.

     "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than a registration statement covering only securities proposed to be issued in exchange for securities or assets of another person or entity or in connection with an employee benefit plan).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as they each may, from time to time, be in effect.

     "PIGGY BACK REGISTRATION RIGHTS" means the rights of the Rights Holders to have their Registrable Shares registered on the terms and conditions of this Agreement pursuant to a Registration Statement under the Securities Act that is filed by the Company as contemplated in Subsection 2.01 of this Agreement.

2.   REGISTRATION RIGHTS

     2.01 PIGGYBACK REGISTRATION. If the Company proposes to file a Registration Statement for shares of Common Stock to be issued by the Company (other than a Registration Statement (i) on Form S-4 or Form S-8 or any successor form thereto or (ii) filed in connection with an exchange offer) (a "PIGGYBACK REGISTRATION STATEMENT") at any time until the date that such shares cease to be Registrable Shares then, the Company will, prior to such filing, give written notice to all Rights Holders of its intention to do so and, upon the written request of Rights


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Holders holding in the aggregate at least a majority of the Registrable Shares given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Rights Holders to register to be registered under such Piggy Back Registration Statement; PROVIDED, HOWEVER, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.01 without incurring any liability for doing so to any Rights Holder. Subject to Section 2.04 below, if any Registrable Shares are to be registered pursuant to this Section 2.01, then the Company shall provide notice of such fact to all Rights Holders, and all Rights Holders will then have the right to register their Registrable Shares under such Piggy Back Registration Statement. In the event the Company and its underwriters, if any, permit all eligible Registrable Shares to be registered under Piggy Back Registration Statement without any Cutback (as hereinafter defined), and such Registration Statement (i) is declared effective by the Commission and (ii) remains effective for the Applicable Registration Period (as hereinafter defined), then, the Piggy Back Registration Rights under this Section 2.01 and the Demand Registration Rights under Section 2.02 shall terminate at the end of such time period.

     2.02 DEMAND REGISTRATION. Subject to Section 2.01, at any time after the date which is one hundred and eighty (180) days after the Effective Date, Rights Holders holding in the aggregate at least a majority of the Registrable Shares may request, in writing, that the Company effect the registration under the Securities Act of all or any portion of the Registrable Shares. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Rights Holders. All Rights Holders shall have the right, by giving written notice to the Company within twenty (20) days after the Company provides its notice, to elect to participate in such registration. In the event such registration is underwritten, the right of other Rights Holders to participate shall be conditioned on such Rights Holders' participation in such underwriting. Subject to the provisions of Section 2.04, all Rights Holders who have elected to participate in the registration may participate in the registration up to the number of Registrable Shares which they hold. Thereupon, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration of the amount of Registrable Shares so requested to be registered. If a required registration pursuant to this
Section 2.02 is an underwritten offering, the Company may select a managing underwriter to administer the offering as long as such underwriter is of recognized standing.

     2.03 NUMBER OF DEMANDS. Except as hereinafter set forth in Section 2.05 or
Section 3.03, the Company shall not be required to effect more than one (1) registration pursuant to Section 2.02 above; PROVIDED, HOWEVER, that no registration statement filed pursuant to Section 2.02 shall count as a registration statement that satisfies the Company's registration obligations under Section 2.02, and such obligations shall continue in full force and effect, if (i) the Registration Statement is not declared effective by the Commission within 120 days after the date it was originally filed with the Commission, or (ii) the Company fails to maintain the effectiveness of the Registration Statement for the Applicable Registration Period (subject to the provisions herein regarding Suspension Events).


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     2.04 UNDERWRITER CUTBACK. In connection with any registration under Section
2.01 or Section 2.02 above involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that such terms must be consistent with this Agreement and the terms customarily included in agreements of this nature for underwritten public offerings). If in the opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included ("CUTBACK"), then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include securities in such registration shall participate in the registration pro rata based upon their total ownership of Common Stock. If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

     2.05 DELAY OF DEMAND. If at the time of the receipt of a request to register Registrable Shares pursuant to Section 2.02 above, the Company is engaged or plans to file a Registration Statement with the Commission within forty-five (45) days after the time of the request in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option, within five (5) business days after the receipt of the Registration Request, direct that such request be delayed for a period not in excess of three (3) months from the effective date of such public offering or sixty (60) days after the date of commencement of such other material activity, as the case may be. In the event of any such delay, the time periods within which the Rights Holders are entitled to exercise their registration rights under Sections 2.01 and 2.02 shall be extended for a period of time equal to the duration of such delay.

3.   REGISTRATION PROCEDURES

     3.01 COMPANY ACTIONS UPON EXERCISE OF REGISTRATION RIGHTS. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration under the Securities Act of any of the Registrable Shares, subject to Section 2.05, the Company shall:

          (a) as expeditiously as reasonably practicable prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible thereafter;

          (b) as expeditiously as reasonably practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public


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     offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby and one hundred twenty (120) days after the effective date thereof or such shorter period as such shares remain Registrable Shares (each, an "APPLICABLE REGISTRATION PERIOD");

          (c) as expeditiously as reasonably practicable furnish to each selling Rights Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the selling Rights Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Rights Holder; and

          (d) as expeditiously as reasonably practicable use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Rights Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Rights Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Rights Holder; PROVIDED, HOWEVER, that the Company shall not be required in connection with this Section 3.01(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     3.02 SUSPENSION EVENTS. Following the effectiveness of a Registration Statement (and the making of any required filings with any state securities commissions), the Company may direct the selling Rights Holders to suspend sales of the Registrable Securities, as provided herein, if one or more of the following events (each, a "SUSPENSION EVENT") occurs:

          (a) an underwritten primary offering by the Company where the Company is advised by the underwriters for such offering that sale of Registrable Shares under the Registration Statement would have a material adverse effect on the primary offering (a "PUBLIC OFFERING SUSPENSION EVENT");

          (b) (i) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event:

               (A) that would require additional disclosure of material information by the Company in the Registration Statement (or such filings) not otherwise proposed to be disclosed; or

               (B) that renders the Company unable to comply with Commission requirements; or

                    (ii) a good faith determination by the Company that the
               offering of Registrable Securities would:

                    (A) materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company; or


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               (B) conflict with material business plans of the Company in a manner not in the best interests of the Company (each, a "MATERIAL EVENT SUSPENSION"); or

                    (iii) if at any time the Company would be required to obtain audited financial statements not being prepared independently of the Registration Statement, unless the Rights Holders undertake to pay the Company's expenses in obtaining the requisite financial statements and an audit is feasible and can be accomplished with minimal disruption to the Company and its business ("REQUIRED FINANCIAL DISCLOSURE SUSPENSION").

PROVIDED, HOWEVER, that

          (x) in the case of any Public Offering Suspension Event, the period of suspension shall terminate (A) within forty-five (45) days if the Registration Statement therefor is not filed with the Commission prior thereto, (B) if the Registration Statement is filed with the Commission within such 45 day period, but is not declared effective within the succeeding 90 days, on the earlier of the termination of such 90-day period or the withdrawal of such Registration Statement by the Company;

          (y) in the case of a Material Event Suspension under subsection (ii), the duration of the suspension shall terminate on the earlier of the public announcement of such Suspension Event and the expiration of forty-five (45) days from the commencement of the suspension and, in the case of a Material Event Suspension under subsection (i), the Company shall use its best efforts to cause the duration of the suspension to terminate as soon as reasonably practicable; and

          (z) in the case of Required Financial Disclosure Suspension, the period of suspension shall terminate when the requisite financial statements are available.

     In case of any Public Offering Suspension Event, Material Event Suspension or Required Financial Disclosure Suspension, the duration of the Applicable Registration Period of the suspended Registration Statement shall be extended for a period of time equal to the duration of the suspension.

     3.03 AGREEMENT OF RIGHTS HOLDERS. In the case of a Suspension Event, the Company shall give written notice (a "SUSPENSION NOTICE") to the selling Rights Holders to suspend sales of the Registrable Shares so that the Company may correct or update the Registration Statement (or such filings); PROVIDED, HOWEVER, that such suspension shall continue no longer than the applicable period of time set forth in Section 3.02 above. The selling Rights Holders agree that they will not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time during the period from the date they received a Suspension Notice from the Company to such date as of which the Suspension Period shall expire as provided in clauses (x), (y) and (z) of
Section 3.02 above. If so directed by the Company, selling Rights Holders will deliver to the Company all copies of the prospectus covering the Registrable Shares held by them at the time of receipt of the Suspension Notice. The selling Rights Holders may recommence sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further written notice to such effect (an "END OF SUSPENSION NOTICE") from the


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Company, which End of Suspension Notice shall be accompanied by copies of the supplemented or amended prospectus necessary to resume such sales.

     3.04 HOLDBACK. In the event the managing underwriter in any registration effected by the Company while the registration rights described in Sections 2.01 and 2.02 may be exercised so requests, the Rights Holders will agree not to effect any public sale or distribution of the shares of Registrable Securities held by them (including a sale pursuant to Rule 145) for a period up to 180 days following the effective date of such registration that so gives rise to a Suspension Event.

     3.05 CESSATION OF OFFERS. Upon receipt of any notice (including any Suspension Notice) from the Company of:

          (a) any Suspension Event;

          (b) any request by the Commission for amendments or supplements to a Registration Statement or for additional information;

          (c) any amendment or supplement to the Registration Statement to comply with the requirements of the Securities Act;

          (d) the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

          (e) the representations and warranties of the Company made in any underwriting agreement relating to the registration ceasing to be true and correct in any material respect;

          (f) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities registered in such registration for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (in which case the cessation of sales shall pertain only to the applicable jurisdiction);

          (g) the happening of any event which makes any statement made in a Registration Statement or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in any such Registration Statement so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or

          (h) the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

the selling Rights Holders shall immediately cease making offers of Registrable Shares (and shall return all prospectuses) until the Company provides such selling Rights Holders any required supplemental or amended materials or of advice in writing that use of the applicable


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Registration Statement may be resumed. In such event, the Company will use its reasonable efforts promptly to correct or supplement the Registration Statement, to obtain the lifting of any stop order or otherwise to remove the circumstances preventing the continuance of offers and sales under the Registration Statement, subject to the Company's right to delay such actions with respect to any Suspension Event. The Company shall promptly after such correction or supplement provide the selling Rights Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Rights Holders shall be free to resume making offers of the Registrable Shares. In such event, however, at the time the Rights Holders are permitted to resume making such offers the Applicable Registration Period shall be extended for a number of days equal to the period during which the Rights Holders were required to cease selling their Registrable Shares pursuant to this Section 3.04.

4.   ALLOCATION OF EXPENSES

     The Company will pay all Registration Expenses of any registration under this Agreement; PROVIDED, HOWEVER, that, except as otherwise provided in Section 3.02, if a registration is withdrawn at the request of the Rights Holders requesting such registration (other than as a result of information concerning material adverse developments in the business or financial condition of the Company which is made known to the Rights Holders after the date on which such registration was requested) and if the requesting Rights Holders elect not to have such registration counted as a registration requested under Section 2, the requesting Rights Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration (provided such registration was requested pursuant to Section 2.02 hereof). For purposes of this Section 4, the term "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the reasonable fees and expenses of one counsel selected by the selling Rights Holders to represent the selling Rights Holders, state Blue Sky fees and expenses, and the expense of any special audits incidental to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of any selling Rights Holder's own counsel, or other out-of-pocket expenses of the Rights Holders or their agents (other than the counsel selected to represent all selling Rights Holders).

5.   INDEMNIFICATION AND CONTRIBUTION

     5.01 In the event of any registration under the Securities Act of any Registrable Shares pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or


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supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as and when incurred by them; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof; PROVIDED, FURTHER, HOWEVER, that the foregoing indemnity agreement with respect to any registration statement or prospectus relating to the Registrable Securities shall not inure to the benefit of any seller in such offering, its officers, directors or agents, or controlling persons if:

          (a) a copy of a prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) for such offering was not sent or given by or on behalf of such selling shareholder to the person ("ASSERTING PERSON") asserting any losses, claims, damages or liabilities as a result of an untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and if such prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities; or

          (b) such selling shareholder sold Registrable Securities to the Asserting Person during the period between the date of a Suspension Notice and the date of an End of Suspension Notice.

     5.02 In the event of any registration under the Securities Act of any of the Registrable Shares pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such


                                       9
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seller specifically for use in connection with the preparation of such
Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Rights Holders hereunder shall be limited to an amount equal to the proceeds to each Rights Holder of Registrable Shares sold in connection with such registration. The terms of any underwriting agreement entered into by the Company to effect a registration of the Registrable Securities shall require the underwriter to indemnify and hold harmless the Company, its officers, directors, controlling persons and agents and each selling Rights Holder on substantially the same basis as that of the indemnification of the Company by each selling holder as provided in this
Section 5.

     5.03 Each party entitled to indemnification under this Section 5 ("INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification ("INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 (except to the extent such failure to give notice has resulted in increased losses, damages or liabilities for the Indemnifying Party). The Indemnified Party may participate in such defense at such party's expense and the Indemnified Party and not the Indemnifying Party shall bear or be responsible for the expenses thereof, unless:

          (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or

          (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgement or settle such claim or litigation without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

     5.04 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either:

          (a) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgement or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or

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


          (b) contribution under the Securities Act may be required on the part of any such selling Rights Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5;

then, in each such case, the Company and such Rights Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that, in any such case:

          (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement; and

          (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

6.   INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING

     In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including, without limitation, customary provisions with respect to indemnification by the Company of the underwriters of such offering.

7.   INFORMATION BY RIGHTS HOLDER

     Each Rights Holder including Registrable Shares in any registration shall furnish to the Company such information regarding such Rights Holder and the distribution of such Right Holder's Registrable Shares proposed by such Rights Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

8.   "STAND-OFF" AGREEMENT

     Each Rights Holder, if requested by the Company and the managing underwriter of a firmly underwritten offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer, pledge or dispose of any Registrable Shares or other securities of the Company held by such Rights Holder for a specified period of time (not to exceed 120 days) following the effective date of such Registration Statement; PROVIDED, that substantially all officers and directors of the Company enter into similar agreements.

9.   NO LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

     Nothing contained in this Agreement shall prohibit the Company from granting to any holder or prospective holder of any securities of the Company registration rights which would allow such holder or prospective holder to include securities of the Company in any Registration Statement filed by the Company.

10.  RULE 144 REQUIREMENTS

     The Company agrees to:

          (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

          (b) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) furnish to any holder of Registrable Shares upon request:

               (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c) under the Securities Act, and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

               (ii) a copy of the most recent annual or quarterly report of the Company; and

               (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

11.  TERMINATION

     All of the Company's obligations to register Registrable Shares under this Agreement shall terminate upon the last to occur of (i) the sale of all Registrable Shares by the Rights Holders thereof pursuant to this Agreement or
(ii) the earliest date as of which all Registrable Shares have ceased being Registrable Shares.

12.  TRANSFERS OF RIGHTS

     This Agreement, and the rights and obligations of each Rights Holder hereunder, may only be assigned (including assignment by law) by such Rights Holder to:

          (a) any partner of the Rights Holder, if the Rights Holder is a partnership;

          (b) any family member or trust for the benefit of the Rights Holder, if the Rights Holder is an individual; and

          (c) any entity controlled by, controlling or under common control with the Rights Holder;

PROVIDED that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound by the terms and conditions hereof.

13.  OTHER PUBLIC OFFERINGS

     This Agreement is not intended to and shall not preclude the Company from listing its Common Stock on any reputable non-United States exchange.

14.  NOTICES

     Each notice relating to this Agreement shall be in writing and shall be delivered in person, by overnight air carrier, by registered or certified mail, by facsimile transmission or by email, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

                  (a)      IF TO COMPANY:

                           MagneTek, Inc.
                           1900 Wilshire Boulevard, Suite 850
                           Los Angeles, California 90024-6501
                           Attention:  John P. Colling, Jr.
                           Telecopy No.:  (615) 316-5192
                           Email Address:  jcolling@magnetek.com

                           WITH A COPY TO:

                           Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue
                           Los Angeles, California  90071-3197
                           Attention:  Jennifer Bellah, Esq.
                           Telecopy No.:  (213) 229-7520
                           Email Address:  jbellah@gibsondunn.com

                  (b)      IF TO AN INVESTOR:

                           to the address set forth on SCHEDULE I, or such other address or addresses as may from time to time be furnished in writing to the Company by such Investor.

     Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given if mailed by registered or certified mail to the proper address (with such notice to be effective upon the earlier of actual receipt or five days after deposit in the mail), if given in person or by overnight air carrier when delivered in person or by overnight air carrier, if given by email or telecopy upon receipt if confirmed by return telecopy, email or telephonic confirmation or otherwise; PROVIDED, HOWEVER, that no notice shall be deemed received on a day that is not a business day in the jurisdiction in which notices are to be addressed to such party. Any such notice shall not be effective until the next business day in such jurisdiction.

15.  ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.

16.  AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Shares. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

17.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same instrument.

18.  SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

19.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without reference to conflict of laws principles thereof.

20.  SECTION HEADINGS

     The heading of each Section, subsection or other subdivision of this Agreement is for reference purposes only and shall not limit or control the meaning thereof.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                 COMPANY:

                                 MAGNETEK, INC.


                                 By: /s/ John P. Colling, Jr.
                                    -------------------------------------------
                                     Name: John P. Colling, Jr.
                                     Title: Vice President and Treasurer



                                 RIGHTS HOLDERS:

                                 /s/ Lyle Ratner
                                 ----------------------------------------------
                                 Lyle Ratner


                                 /s/ Barbara Rowell Slupski
                                 ----------------------------------------------
                                 Barbara Rowell Slupski


                                 /s/ Gary McClure
                                 ----------------------------------------------
                                 Gary McClure


                                 /s/ David Pace
                                 ----------------------------------------------
                                 David Pace


                                 /s/ Ed Rempe
                                 ----------------------------------------------
                                 Ed Rempe


                                 /s/ Phillip L. Hoover
                                 ----------------------------------------------
                                 Phillip L. Hoover


                                 /s/ Alra Reeves
                                 ----------------------------------------------
                                 Alra Reeves


                                 /s/ Jim Collard
                                 ----------------------------------------------
                                 Jim Collard

                                 /s/ Alan Walne
                                 ----------------------------------------------
                                 Alan Walne


                                 /s/ Steven J. Marzec
                                 ----------------------------------------------
                                 Steven J. Marzec


                                 /s/ Mike Hooten
                                 ----------------------------------------------
                                 Mike Hooten


                                 /s/ Richard Jones
                                 ----------------------------------------------
                                 Richard Jones


                                 M & M Partners Joint
                                 Venture, a Texas general
                                 partnership


                                 By: /s/ Richard Jones
                                    -------------------------------------------
                                     Richard Jones